LEGG MASON PARTNERS
INSTITUTIONAL TRUST
LEGG MASON PARTNERS PREMIUM
MONEY MARKET TRUST
Sub item 77N
LEGG MASON PARTNERS INSTITUTIONAL
TRUST
LEGG MASON PARTNERS PREMIUM MONEY
MARKET TRUST
SUPPLEMENT DATED MARCH 28, 2011
TO THE PROSPECTUSES AND STATEMENTS
OF ADDITIONAL INFORMATION OF
WESTERN ASSET INSTITUTIONAL LIQUID
RESERVES
WESTERN ASSET INSTITUTIONAL U.S.
TREASURY RESERVES
WESTERN ASSET INSTITUTIONAL TAX FREE
RESERVES
WESTERN ASSET INSTITUTIONAL CASH
RESERVES
WESTERN ASSET PREMIUM LIQUID
RESERVES
WESTERN ASSET PREMIUM U.S. TREASURY
RESERVES
WESTERN ASSET PREMIUM TAX FREE
RESERVES
  The following changes to each fund?s Prospectus and Statement of Additional Information, as applicable, are effective as of April 1, 2011.
  The following information replaces the disclosure in the last paragraph of the ?Purchase and sale of fund shares? section of the Prospectuses for Western
Asset Institutional Liquid Reserves, Western Asset
Institutional Government Reserves and Western
Asset Premium Liquid Reserves:
  The fund normally calculates its net asset value as of each hour from 9:00 a.m. (Eastern time) until its close of business (normally 4:00 p.m. (Eastern time)) on each fund business day. The fund may close early under certain circumstances. For more information, please contact your financial intermediary, or contact the fund by phone (1-877-721-1926 or 1-
212-857-8181).
  The following information replaces the disclosure in the last paragraph of the ?Purchase and sale of fund shares? section of the Prospectus for Western
Asset Institutional Cash Reserves:
  The fund normally calculates its net asset value as of each hour from 9:00 a.m. (Eastern time) until its close of business (normally 5:00 p.m. (Eastern time)) on each fund business day. The fund may close early under certain circumstances. For more information, please contact your financial intermediary, or contact the fund by phone (1-877-721-1926 or 1-
212-857-8181).
  The following information replaces the disclosure in the last paragraph of the ?Purchase and sale of fund shares? section of the Prospectus for Western
Asset Institutional U.S. Treasury Reserve and
Western Asset Premium U.S. Treasury Reserves:
  The fund normally calculates its net asset value as of each hour from 9:00 a.m. (Eastern time) until its close of business (normally 2:00 p.m. (Eastern time)) on each fund business day. The fund may close early under certain other circumstances. For more information, please contact your financial intermediary, or contact the fund by phone (1-877-
721-1926 or 1-212-857-8181).
  The following information replaces the disclosure in the last paragraph of the ?Purchase and sale of fund shares? section of the Prospectuses for Western
Asset Institutional Tax Free Reserves, Western Asset
Institutional AMT Free Municipal Money Market
Fund and Western Asset Premium Tax Free Reserves:
  The fund normally calculates its net asset value as of each hour from 9:00 a.m. (Eastern time) until its close of business (normally 12:00 noon (Eastern time)) on each fund business day. The fund may close early under certain circumstances. For more information, please contact your financial intermediary, or contact the fund by phone (1-877-
721-1926 or 1-212-857-8181).

  The following information replaces the disclosure in the last paragraph of the sub-section titled
?Through a fund? in the ?Buying shares? section of each Fund?s Prospectus:
  Orders received by telephone after the time at which a fund makes its final net asset value calculation on a day will not be processed and the investor must resubmit the order on the fund?s next business day.
  The first two paragraphs and the title of the sub-section titled ?Effectiveness of purchase orders? in the ?Buying shares? section of each Fund?s
Prospectus are replaced by the following:
When shares begin to earn dividends
  If your order for a purchase to be made in federal funds is received by a fund in good order prior to the fund?s close of business on a fund business day, shares purchased will normally be entitled to receive dividends declared on that day and orders received after the fund?s close of business on a fund business day (except for telephonic orders made directly with a fund, which must be resubmitted) will normally begin to earn dividends on the following business day.
  If you pay by check, your shares generally begin to earn dividends on the fund business day following receipt of the check.
  The first sentence of the sub-section titled
?Western Asset offers a distinctive family of money market funds tailored to help meet the varying needs of large and small investors? in the ?Exchanging shares? section of each Fund?s Prospectus is replaced by the following:
  You may exchange shares at the final net asset value calculated on a fund business day after receipt by your Service Agent or the transfer agent of your exchange request in good order.
  The following information replaces the disclosure in the sub-section titled ?Redemption proceeds? in the ?Redeeming shares? section of each Fund?s
Prospectus:
  For Western Asset Institutional Cash Reserves only: Other than as described below, you will receive your redemption proceeds in federal funds on the business day on which you sell your shares, or if your redemption request is received in good order by your Service Agent or the transfer agent after the fund makes its final net asset value calculation on that business day (normally 5:00 p.m. (Eastern time)), on the next business day. However, if Fedwire or the applicable Federal Reserve Bank is closed on the day your redemption proceeds would otherwise be paid, payment of the redemption proceeds may be delayed one additional business day.
  For Western Asset Institutional U.S. Treasury
Reserves only: Other than as described below, you will receive your redemption proceeds in federal funds on the business day on which you sell your shares, or if your redemption request is received in good order by your Service Agent or the transfer agent after the fund makes its final net asset value calculation on that business day (normally 2:00 p.m.
(Eastern time)), on the next business day. However, if Fedwire or the applicable Federal Reserve Bank is closed on the day your redemption proceeds would otherwise be paid, payment of the redemption proceeds may be delayed one additional business day.
  For Western Asset Institutional Government
Reserves only: Other than as described below, you will receive your redemption proceeds in federal funds on the business day on which you sell your shares, or if your redemption request is received in good order by your Service Agent or the transfer agent after the fund makes its final net asset value calculation on that business day (normally 4:00 p.m.
(Eastern time)), on the next business day. However, if Fedwire or the applicable Federal Reserve Bank is closed on the day your redemption proceeds would otherwise be paid, payment of the redemption proceeds may be delayed one additional business day.
  For Western Asset Institutional Liquid Reserves and Western Asset Premium Liquid Reserves only:
If your request is received in good order by your Service Agent or the transfer agent prior to the time the fund makes its final net asset value calculation on any day the fund is open for business (normally
4:00 p.m. (Eastern time)), your redemption proceeds normally will be sent that day, but in any event within seven days, except that your proceeds may be delayed for up to 10 days if your share purchase was made by check.

2

  For Western Asset Institutional Tax Free
Reserves, Western Asset Institutional AMT Free
Municipal Money Market Fund and Western Asset
Premium Tax Free Reserves only: If your request is received in good order by your Service Agent or the transfer agent prior to the time the fund makes its final net asset value calculation on any day the fund is open for business (normally 12:00 noon (Eastern time)), your redemption proceeds normally will be sent that day, but in any event within seven days, except that your proceeds may be delayed for up to 10 days if your share purchase was made by check.
  For Western Asset Premium U.S. Treasury
Reserves only: If your request is received in good order by your Service Agent or the transfer agent prior to the time the fund makes its final net asset value calculation on any day the fund is open for business (normally 2:00 p.m. (Eastern time)), your redemption proceeds normally will be sent that day, but in any event within seven days, except that your proceeds may be delayed for up to 10 days if your share purchase was made by check.
  For All Funds: You generally are entitled to receive dividends on fund shares through the business day prior to the day on which your proceeds are sent to you.
  Your redemption proceeds may be delayed, or your right to receive redemption proceeds suspended, if the New York Stock Exchange (?NYSE?) is closed
(other than on weekends or holidays) or trading is restricted, if an emergency exists, or otherwise as permitted by the rules of or by the order of the Securities and Exchange Commission (?SEC?).
  If you hold your shares through a Service Agent, your Service Agent may have its own earlier deadlines for the receipt of a redemption request.
Your sale or redemption proceeds will be sent by federal wire to your Service Agent. You should check with your Service Agent to determine when your proceeds will be available to you.
  If you hold your shares through a fund and have designated a bank account on your application form, you may have the proceeds sent by federal wire or by electronic transfer (ACH) to that bank account.
To change the bank account designated to receive wire or electronic transfers, you will be required to deliver a new written authorization and may be asked to provide other documents. You may be charged a fee on a wire or an electronic transfer
(ACH). In other cases, unless you direct otherwise, your proceeds will be paid by check mailed to your address of record.
  The funds have the right to pay your redemption proceeds by giving you securities instead of cash. In that case, you may incur transaction costs converting the securities into cash.
  The following information replaces the disclosure in the last paragraph of the sub-section titled ?By telephone? in the ?Redeeming shares? section of each Fund?s Prospectus:
  If you hold your shares directly with a fund and your telephonic redemption request is submitted after the time at which a fund makes its final net asset value calculation, your request will not be accepted and you must resubmit your request on the next business day.
  The following information replaces the disclosure in the sub-section titled ?Dividends? in the ?Dividends, distributions and taxes? section of each Fund?s Prospectus:
  Each fund calculates its net income and declares dividends each business day when it makes its final net asset value calculation. See ?Buying shares?
above for information about when recently purchased shares begin to earn dividends and ?Redeeming shares? above for information about when shares redeemed cease to earn dividends.
Dividends are distributed once a month, on or before the last business day of the month, and are reinvested in additional fund shares of the same class you hold. Alternatively, you can instruct your Service
Agent or the funds to have your dividends paid in cash. You can change your choice at any time to be effective as of the next dividend.

3

  The following information replaces the disclosure in the ?Share price/Fund business days? section of each Fund?s Prospectus:
  You may buy or redeem shares at their net asset value (?NAV?) next determined after receipt of your request in good order. The funds use the amortized cost method to value their portfolio securities. Using this method, a fund constantly amortizes over the remaining life of a security the difference between the principal amount due at maturity and the cost of the security to the fund. This method of valuation is designed to permit a money market fund to maintain a constant NAV of $1.00 per share, but there is no guarantee that it will do so.
  Each fund?s NAV per share is the value of its assets minus its liabilities divided by the number of shares outstanding. NAV is calculated separately for each class of shares. Each fund is open for business and calculates its NAV every day on which both the NYSE and the Federal Reserve Bank of New York
(?FRBNY?) are open for business. Therefore, the funds will be closed on New Year?s Day, Martin
Luther King, Jr. Day, Presidents? Day, Good Friday,
Memorial Day, Independence Day, Labor Day,
Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. Both the NYSE and FRBNY are also closed on weekends and may be closed because of an emergency or other unanticipated event. In the event the NYSE does not open for business because of an emergency or other unanticipated event, a fund may, but is not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open.
  Each fund typically calculates its NAV as of each hour from 9:00 a.m. until its close of business on each fund business day. However, a fund could, without advance notice, determine not to make one or more intraday calculations for a number of reasons such as unusual conditions in the bond, credit or other markets or unusual fund purchase or redemption activity. If a fund determined not to make an intraday calculation, purchases or redemptions would be effected at the next determined intraday or closing NAV, which may be greater or less than the price at which the purchase or redemption would otherwise have been effected.
  On any day when the NYSE, the FRBNY or the bond markets (as recommended by the Securities
Industry and Financial Markets Association
(?SIFMA?)) close early due to an unanticipated event, or if trading on the NYSE is restricted, an emergency arises or as otherwise permitted by the SEC, each fund reserves the right to close early and make its final NAV calculation as of the time of its early close.
  For Western Asset Institutional Liquid Reserves and Western Asset Premium Liquid Reserves only:
The fund normally closes for business at 4:00 p.m.
(Eastern time). When the NYSE closes early on a business day before or after a day on which a national holiday is celebrated, the fund will close for business and make its final NAV calculation as of such time the NYSE closes. For calendar year 2011, it is expected that the NYSE will close early at 1:00 p.m. (Eastern time) on November 25, 2011.
  For Western Asset Institutional Cash Reserves only: The fund normally closes for business at 5:00 p.m. (Eastern time). When the NYSE closes early on a business day before or after a day on which a national holiday is celebrated, the fund will close for business and make its final NAV calculation as of such time the NYSE closes. For calendar year 2011, it is expected that the NYSE will close early at 1:00 p.m. (Eastern time) on November 25, 2011.
  For Western Asset Institutional U.S. Treasury
Reserves and Western Asset Premium U.S. Treasury
Reserves only: The fund normally closes for business at 2:00 p.m. (Eastern time). When SIFMA recommends an early close to the bond markets on a business day before or after a day on which a national holiday is celebrated, the fund will close for business and make its final NAV calculation as of 12:00 noon (Eastern time) on that day. For 2011, SIFMA recommends an early close of the bond markets on April 21, 2011, May 27,
2011, November 25, 2011, December 23, 2011 and
December 30, 2011. The schedule may be changed by SIFMA due to market conditions.
  For Western Asset Institutional Government
Reserves only: The fund normally closes for business at 4:00 p.m. (Eastern time). When SIFMA recommends an early close to the bond markets on a business day before or after a day on which a national holiday is celebrated, the fund will close for business and make its final NAV calculation as of 2:00 p.m. (Eastern time) on that day. For 2011, SIFMA recommends an early close of the bond

4

markets on April 21, 2011, May 27,
2011, November 25, 2011, December 23, 2011 and
December 30, 2011. The schedule may be changed by SIFMA due to market conditions.
  For Western Asset Institutional Tax Free
Reserves, Western Asset Institutional AMT Free
Municipal Money Market Fund and Western Asset
Premium Tax Free Reserves only: Each fund normally closes for business at 12:00 noon (Eastern time).
  To determine whether a fund is open for business, please call the fund at 1-877-721-1926 or 1-212-
857-8181 between 8:00 a.m. and 5:30 p.m. (Eastern time). You should contact your Service Agent to determine whether your Service Agent will be open for business.
  It is the responsibility of the Service Agent to transmit all orders to buy or redeem shares to the transfer agent on a timely basis.
  The following replaces in its entirety the sixth paragraph of the ?Master/Feeder Structure? section of the Statement of Additional Information:
  Each portfolio is open for business on each day that its corresponding fund is open for business as set forth in the funds? Prospectuses. Each portfolio determines its net asset value as of the same times on each business day as its corresponding fund. A portfolio may make additional net asset value calculations to accommodate other investors in the portfolio. A fund may add to or reduce its investment in the portfolio on each fund business day. For more information, see the funds? Prospectuses.